EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No 333-48402 on Form S-8 of Lakeland Financial Corporation of our report dated June 26, 2020 appearing in this Annual Report on Form 11-K of Lakeland Financial Corporation 401(k) Plan for the year ended December 31, 2019.

Crowe LLP

South Bend, Indiana

June 26, 2020